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EXHIBIT 4.27

CARDIOME PHARMA CORP.

Warrant Indenture

Made as of April 10, 2003

TABLE OF CONTENTS

1.	INTERPRETATION		5
	1.1	Definitions	5
	1.2	Headings	8
	1.3	Gender	8
	1.4	Weekends and Holidays	8
	1.5	Meaning of "Outstanding"	8
	1.6	Time	8
	1.7	Applicable Law	8
	1.8	Currency	8
	1.9	Schedules	8
2.	ISSUE AND PURCHASE OF WARRANTS		9
	2.1	Creation, Form and Terms of Warrants	9
	2.2	Transferability and Ownership of Warrants	9
	2.3	Warrantholders Not Shareholders	10
	2.4	Signing of Warrants	10
	2.5	Countersigning	10
	2.6	Loss, Mutilation, Destruction or Theft of Warrants	10
	2.7	Exchange of Warrants	11
	2.8	Ranking	11
	2.9	Purchase of Warrants for Cancellation	11
	2.10	Recognition of Registered Holder	11
3.	COVENANTS OF THE COMPANY		12
	3.1	To Issue Warrants and Reserve Warrant Shares	12
	3.2	To Execute Further Assurances	12
	3.3	To Carry On Business	12
	3.4	Reporting Issuer	12
	3.5	Breach of Constating Documents	12
	3.6	Securities Qualification Requirements	13
	3.7	Maintain Listing	13
	3.8	Satisfy Covenants	13
	3.9	Performance of Covenants by Trustee	13
	3.10	Trustee's Remuneration and Expenses	13
	3.11	Notice to Warrantholders of Certain Events	13
	3.12	Closure of Share Transfer Books	14
	3.13	Trust for Warrantholder's Benefit	14
4.	ADJUSTMENT OF NUMBER OF WARRANT SHARES		14
	4.1	Adjustment of Number of Warrant Shares	14
	4.2	Proceedings Prior to any Action Requiring Adjustment	18
	4.3	Certificate of Adjustment	18
	4.4	No Action After Notice	18
	4.5	Protection of Trustee	19
	4.6	Notice of Special Matters	19
5.	EXERCISE AND EXPIRATION OF WARRANTS		19
	5.1	Exercise of Warrants	19
	5.2	Effect of Exercise of Warrants	20
	5.3	Partial Exercise of Warrants	20

	5.4	Expiration of Warrants	20
	5.5	Fractions of Shares	20
	5.6	Accounting and Recording	21
	5.7	Issuance of Warrant Shares	21
	5.8	Securities Restrictions	21
6.	MEETINGS OF WARRANTHOLDERS		22
	6.1	Definitions	22
	6.2	Convening Meetings	22
	6.3	Place of Meeting	22
	6.4	Notice	22
	6.5	Persons Entitled to Attend	23
	6.6	Quorum	23
	6.7	Chairman	23
	6.8	Power to Adjourn	24
	6.9	Adjourned Meeting	24
	6.10	Show of Hands	24
	6.11	Poll	24
	6.12	Regulations	24
	6.13	Powers of Warrantholders	25
	6.14	Powers Cumulative	26
	6.15	Minutes of Meetings	26
	6.16	Written Resolutions	26
	6.17	Binding Effect	26
	6.18	Holdings by the Company or Subsidiaries of the Company Disregarded	26
7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS		26
	7.1	Provision for Supplemental Indentures for Certain Purposes	26
	7.2	Company May Consolidate, etc. on Certain Terms	27
	7.3	Successor Body Corporate Substituted	27
8.	CONCERNING THE TRUSTEE		28
	8.1	Duties of Trustee	28
	8.2	Action by Trustee	28
	8.3	Certificate of the Company	28
	8.4	Trustee May Employ Experts	28
	8.5	Resignation and Replacement of Trustee	28
	8.6	Indenture Legislation	29
	8.7	Notice	29
	8.8	Use of Proceeds	29
	8.9	No Inquiries	29
	8.10	Actions by Trustee to Protect Interest	29
	8.11	Trustee Not Required to Give Security	29
	8.12	No Conflict of Interest	29
	8.13	Trustee Not Ordinarily Bound	30
	8.14	Trustee May Deal in Instruments	30
	8.15	Recitals or Statements of Fact Made by Company	30
	8.16	Trustee's Discretion Absolute	30
	8.17	No Representations as to Validity	30
	8.18	Acceptance of Trusts	30
	8.19	Trustee's Authority to Carry on Business	31
	8.20	Indemnification of Trustee	31

	8.21	Performance of Covenants by Trustee	31
9.	NOTICES		31
	9.1	Notice to Company, Trustee and Underwriters	31
	9.2	Notice to Warrantholders	32
10.	POWER OF BOARD OF DIRECTORS		33
	10.1	Board of Directors	33
11.	MISCELLANEOUS PROVISIONS		33
	11.1	Further Assurances	33
	11.2	Unenforceable Terms	33
	11.3	No Waiver	33
	11.4	Suits By Warrantholders	33
	11.5	Enurement	34
	11.6	Formal Date and Effective Date	34

WARRANT INDENTURE

THIS WARRANT INDENTURE made as of April 10, 2003,

BETWEEN:
CARDIOME PHARMA CORP., a corporation continued under the Canada Business Corporations Act and having an office at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2
(the "Company")
OF THE FIRST PART
AND:
PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia and having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8
(the "Trustee")
OF THE SECOND PART

        WHEREAS the Company is proposing to issue Warrants in the manner herein set forth;

        AND WHEREAS the Company, under the laws relating thereto, is authorized to issue the Warrants;

        AND WHEREAS the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution, issue and delivery of the Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

        AND WHEREAS the Trustee has been appointed and agreed to act as trustee on behalf of the Warrantholders on the terms and conditions set forth herein.

        NOW THEREFORE THIS INDENTURE WITNESSES THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. INTERPRETATION

1.1    Definitions

        In this Indenture (unless there is something in the subject matter or context inconsistent therewith), the following words have the respective meaning indicated below:

  (a)
  "Applicable Legislation" means the provisions, if any, for the time being, of any statute of Canada or a province thereof, and of the regulations under such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures, and of corporations issuing their securities under trust indentures, to the extent that any such provisions are in force and applicable to this Indenture;

  (b)
  "Business Day" means a day which is not a Saturday, Sunday or legal holiday in the City of Toronto, Ontario and the city of Vancouver, British Columbia;

  (c)
  "Clearance Date" means the date on which a receipt for the Prospectus is issued by the last of the Commissions;

  (d)
  "Commissions" means the British Columbia Securities Commission, the Ontario Securities Commission and the Commission des valeurs mobiliers du Quebec;

  (e)
  "Common Share" means a fully paid and non-assessable common share in the capital of the Company as such capital is presently constituted;

  (f)
  "Company's auditors" means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

  (g)
  "Current Market Price" of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during any 10 consecutive Trading Days selected by the Company, commencing not more than 20 Trading Days and ending not less than five days before such date, on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors. The weighted average price per share shall be determined by dividing the aggregate sale price of all such shares sold on the aforementioned exchange or market, as the case may be, during the aforementioned 10 consecutive Trading Days by the total number of such shares so sold;

  (h)
  "Designated Provinces" means the Provinces of British Columbia, Ontario and Quebec;

  (i)
  "director" means a director of the Company for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Company as a board or, whenever duly empowered, action by a committee of such board;

  (j)
  "Dividends paid in the Ordinary Course" means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Company to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

  (i)
  100% of the aggregate amount or value of the dividends declared payable by the Company on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

  (ii)
  50% of the consolidated net earnings of the Company, before extraordinary items and after dividends paid on any and all preferred shares of the Company (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited consolidated financial statements of the Company for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

    and for such purposes the amount of any dividends paid in other than cash or shares of the Company shall be the fair market value of such dividends as determined by the directors;

  (k)
  "Exercise Price" means a price of $2.75 per Warrant Share which is the consideration required from a Warrantholder to the Company upon the Warrantholder exchanging his or her Warrant(s) for Warrant Share(s);

  (l)
  "Expiry Date" means April 10, 2004;

  (m)
  "Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;

  (n)
  "Indenture", "herein", "hereto, "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a number mean and refer to the specified Article, Section, Subsection or paragraph of this Indenture;

  (o)
  "Private Placement" means the private placement of up to 3,810,000 Special Warrants pursuant to the Underwriting Agreement;

  (p)
  "Prospectus" means a final prospectus of the Company filed with the Commissions by the Company which qualifies the proposed distribution of the Shares and Warrants comprising the Units in the Designated Provinces pursuant to the exercise of the Special Warrants;

  (q)
  "Share" means a previously unissued Common Share which forms part of the Unit to be issued to a Special Warrantholder upon exercise or deemed exercise of a Special Warrant;

  (r)
  "Special Warrant" means a Special Warrant created by the Company and issued for a purchase price of $2.10 each in respect of 3,762,000 Special Warrants and for a purchase price of $2.30 each for 48,000 Special Warrants and entitling the holder thereof to acquire a Unit upon exercise, having the terms and conditions described in the Special Warrant Indenture;

  (s)
  "Special Warrant Indenture" means that certain special warrant indenture made as of April 10, 2003 between the Company and the Trustee pursuant to which the Special Warrants are or will be issued;

  (t)
  "Special Warrantholder" means the registered holder of an outstanding Special Warrant;

  (u)
  "Subsidiary of the Company" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

  (v)
  "Trading Day" means any day on which the facilities of the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed are open for trading;

  (w)
  "Trustee" means the Company's registrar and transfer agent, Pacific Corporate Trust Company, having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8;

  (x)
  "Underwriters" means, collectively, Yorkton Securities Inc., TD Securities Inc., Sprott Securities Limited and First Associates Investments Inc.;

  (y)
  "Underwriting Agreement" means the underwriting agreement dated April 10, 2003 between the Company and the Underwriters whereby the Underwriters agreed to act as underwriters of the Company in relation to the Private Placement;

  (z)
  "Unit" means a unit comprised of one Share and one-half of one Warrant, issued on exercise or deemed exercise of each Special Warrant, subject to adjustment in accordance with the provisions of the Special Warrant Indenture;

  (aa)
  "U.S. Person" and "United States" have the meanings ascribed thereto in Regulation "S" under the United States Securities Act of 1933, as amended, as set out on Schedule "B" hereto;

  (bb)
  "Warrant" means a share purchase warrant which entitles the holder to purchase one Warrant Share at a price of $2.75 per Warrant Share at any time on or before the Expiry Time and having the terms and conditions described in this Indenture;

  (cc)
  "Warrant Certificate" means a certificate evidencing one or more Warrants issuable on exercise of one or more Special Warrants, substantially in the form attached hereto as Schedule "A";

  (dd)
  "Warrant Share" means a previously unissued Common Share issued pursuant to the exercise of a Warrant; and

  (ee)
  "Warrantholder" means the registered holder of an outstanding Warrant.

1.2    Headings

        The division of this Indenture into Articles, Sections, Subsections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

1.3    Gender

        Words importing the singular number also include the plural and vice versa and words importing the masculine gender include the feminine gender.

1.4    Weekends and Holidays

        If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding business day with the same force and effect as if taken within the period for the taking of such action.

1.5    Meaning of "Outstanding"

        Every Warrant represented by a Warrant Certificate countersigned by the Trustee and delivered to the holder is deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation. Where a new Warrant Certificate has been issued pursuant to Section 2.6 to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates are counted for the purpose of determining the aggregate number of Warrants outstanding. A Warrant Certificate that has been partially exercised will be deemed to be outstanding only to the extent of the unexercised part of the Warrants.

1.6    Time

        Time is of the essence hereof and of the Warrant Certificate.

1.7    Applicable Law

        This Indenture and the Warrant Certificates are subject to and construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

1.8    Currency

        All references to currency herein are to Canadian dollars unless otherwise indicated.

1.9    Schedules

        The attached Schedules "A" and "B" are incorporated into and form part of this Indenture.

2. ISSUE AND PURCHASE OF WARRANTS

2.1    Creation, Form and Terms of Warrants

  (a)
  The Company hereby creates and authorizes for issuance up to 1,905,000 Warrants entitling Warrantholders to acquire, upon payment of the Exercise Price and subject to adjustment, one Warrant Share for each one whole Warrant.

  (b)
  Subject to the provisions hereof and to the adjustment provisions contained in the Special Warrant Indenture, the Warrants issued under this Indenture are limited in the aggregate up to 1,905,000 Warrants and one Warrant entitles the holder thereof to acquire, upon payment of the consideration of the Exercise Price, one Warrant Share, provided that the number of Warrant Shares receivable on exercise of a Warrant is subject to increase or decrease so as to give effect to the adjustments required by Article 4.

  (c)
  The Warrants will be issued in registered form and the Warrant Certificates will be substantially in the form set out or referred to in Schedule "A" hereto with, subject to the provisions of this Indenture, such additions, variations, or omissions as may from time to time be agreed upon between the Company and the Warrantholders and are numbered in such manner as the Company may prescribe. All Warrants are, save as to denominations, of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, or partly in one form and partly in another, as the Company may determine. No change in the form of the Warrant Certificates is required by reason of any adjustment made pursuant to Article 4 hereof in the number of Warrant Shares which may be acquired pursuant to the exercise of the Warrants.

2.2    Transferability and Ownership of Warrants

  (a)
  The Company shall cause the Trustee to keep at its Vancouver office set forth in Section 1.1 a register in which the Trustee shall enter the names and addresses of the Warrantholders and particulars of the Warrants held by them. The Trustee shall cause the register to be open at all reasonable times for inspection by the Company, the Underwriters and any Warrantholder.

  (b)
  The Warrants are not transferable unless the transfer is made in accordance with the terms of this Indenture, the rules of the Toronto Stock Exchange and in accordance with applicable securities laws. Any permissible transfer shall be conducted in accordance with transfer procedures established by the Company and the Trustee from time to time. To transfer Warrants, the Warrantholder must complete the Form of Transfer attached as Appendix 1 to the Warrant Certificate.

  (c)
  A person who furnishes evidence that he is, to the reasonable satisfaction of the Trustee:

  (i)
  the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Warrantholder;

  (ii)
  a guardian, committee, trustee, curator or tutor representing a Warrantholder who is an infant, an incompetent person or a missing person;

  (iii)
  a liquidator or, or a trustee in bankruptcy for, a Warrantholder;

    may, as hereinafter stated, by surrendering such evidence together with the Warrant Certificate in question to the Trustee (by delivery or mail as set forth in Section 9.1 hereof), and subject to such reasonable requirements as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Warrantholders. After receiving the surrendered Warrant Certificate and upon the person surrendering the Warrant Certificate, meeting the requirements as hereinbefore set forth, the Trustee shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Company. Forthwith after receiving written notice from the Trustee as aforesaid the Company shall, in accordance with the provisions of Section 2.6 hereof, cause a new Warrant Certificate to be issued and sent to the new holder and the Trustee shall alter its register of holders accordingly.

  (d)
  Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of the Warrant Shares by the Company upon exercise of the Warrants by the Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Company and the Trustee with respect to such Warrants and neither the Company nor the Trustee shall be bound to inquire into the title of any such Warrantholder.

2.3    Warrantholders Not Shareholders

        A Warrantholder is not deemed or regarded as a shareholder of the Company nor is such Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and in the Warrant Certificates.

2.4    Signing of Warrants

        Any one director or officer of the Company shall sign the Warrant Certificates either manually or by facsimile signature and need not be under the seal of the Company. A facsimile signature upon any Warrant Certificate is for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Warrant Certificate, such fact does not affect in any way the validity of the Warrants or the entitlement of the Warrantholder to the benefits of this Indenture or of the Warrant Certificate.

2.5    Countersigning

        No Warrant Certificate shall be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Warrant Certificate has been countersigned by the Trustee and such certification by the Trustee upon any Warrant Certificate will be conclusive evidence as against the Company that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof. The countersignature by or on behalf of the Trustee on any Warrant Certificate is not construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Warrants or as to the performance by the Company of its obligations under this Indenture and the Trustee is in no way liable or answerable for the use made of the Warrants. The countersignature of the Trustee is, however, a representation and warranty of the Trustee that the Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.6    Loss, Mutilation, Destruction or Theft of Warrants

        In case any of the Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, in its discretion, may issue and thereupon the Trustee will countersign and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Warrants issued hereunder.

        The Warrantholder applying for the issue of a new Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Company in its discretion. The Company and the Trustee may also, as a condition precedent to issuing a new Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Trustee in their discretion, and the applicant shall pay the reasonable charges of the Company and the Trustee in connection therewith.

2.7    Exchange of Warrants

        A Warrantholder may at any time prior to the Expiry Time, by written instruction delivered to the Trustee at the office of the Trustee set forth in Section 1.1, exchange his Warrant Certificates for Warrant Certificates evidencing Warrants in other denominations entitling the Warrantholder to acquire in the aggregate the same number of Warrant Shares as it was entitled under the Warrant Certificates so surrendered, in which case the Trustee may make a charge sufficient to reimburse it for any government fees or charges required to be paid and an additional reasonable charge for every Warrant Certificate issued upon exchange. The Warrantholder surrendering such Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Warrant Certificate. The Company shall sign and the Trustee shall countersign all Warrant Certificates necessary to carry out exchanges as aforesaid.

2.8    Ranking

        All Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.

2.9    Purchase of Warrants for Cancellation

        Subject to applicable law, the Company may, at any time or from time to time, purchase all or any of the Warrants in the market, by private contract or otherwise on such terms as the Company may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable plus reasonable costs of purchase. The Warrant Certificates representing the Warrants purchased hereunder by the Company shall be delivered to and cancelled by the Trustee and no Warrants shall be issued in substitution thereof.

2.10    Recognition of Registered Holder

        The Company and the Trustee may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Company and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of Common Shares upon the exercise thereof shall be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any such holder except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

3. COVENANTS OF THE COMPANY

        The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Warrantholders as follows:

3.1    To Issue Warrants and Reserve Warrant Shares

        That it is duly authorized to create and issue the Warrants and that the Warrants, when issued and countersigned by the Trustee will be valid and enforceable against the Company and that, subject to the provisions of this Indenture, the Company shall cause the Warrant Shares from time to time acquired pursuant to the exercise of Warrants to be duly issued, upon payment of the Exercise Price, to the Warrantholders. At all times while any of the Warrants are outstanding, the Company shall reserve and allot out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Warrant Shares in respect of the exercise of all Warrants outstanding from time to time. All Warrant Shares acquired pursuant to the exercise of the Warrants shall be fully paid and non-assessable.

3.2    To Execute Further Assurances

        That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3    To Carry On Business

        That subject to the express provisions hereof, it shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, provided, however, that the Company or any Subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any Subsidiary of the Company as the case may be, to do so, and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any Subsidiary of the Company or the abandonment of any rights and franchises of the Company or any Subsidiary of the Company if, in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such Subsidiary of the Company to do so.

3.4    Reporting Issuer

        That the Company is presently a reporting issuer not in default in the Designated Provinces and will use its best efforts to maintain its status as a reporting issuer not in default in the Designated Provinces and in each other province in which the Company becomes a reporting issuer following the date hereof, until the Expiry Date. The Company will make all requisite filings under applicable Canadian securities legislation and stock exchange rules to report the exercise of the right to acquire Warrant Shares pursuant to the exercise of Warrants.

3.5    Breach of Constating Documents

        That the issue and sale of the Special Warrants and the issue of the Shares, the Warrants and the Warrant Shares do not and will not result in a breach by the Company of, and so not or will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of, any applicable laws, and do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Company or the bylaws or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company or any Subsidiary is contractually bound as of the date of this Indenture.

3.6    Securities Qualification Requirements

        If any instrument is required to be filed with or any permission, order or ruling is required to be obtained from the Commissions or any other step is required under any federal or provincial law of a Designated Province before any securities or property which a Warrantholder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant, the Company shall use its best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.7    Maintain Listing

        That the Company will use its best efforts to maintain the listing of the Common Shares which are outstanding on the Toronto Stock Exchange and to ensure that the Warrant Shares will be listed and posted for trading on such exchange simultaneously with or as soon as possible following their issue.

3.8    Satisfy Covenants

        That the Company will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this indenture and the Underwriting Agreement.

3.9    Performance of Covenants by Trustee

        If the Company shall fail to perform any of its covenants contained in this Indenture and the Company has not rectified such failure within ten (10) Business Days after receiving notice of such failure by the Trustee, the Trustee may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but, subject to Article 8, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. No such performance, expenditure or advance by the Trustee shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

3.10    Trustee's Remuneration and Expenses

        The Company will pay to the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or wilful misconduct of the Trustee or of persons for whom the Trustee is responsible.

3.11    Notice to Warrantholders of Certain Events

        The Company covenants with the Trustee for the benefit of the Trustee and the Warrantholders that, so long as any of the Warrants are outstanding, it will not:

  (a)
  pay any dividend payable in shares of any class to the holders of its Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Shares;

  (b)
  offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares of any class or any other securities, rights, warrants or options;

  (c)
  make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Shares;

  (d)
  amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

  (e)
  effect any subdivision, consolidation or reclassification of its Shares; or

  (f)
  liquidate, dissolve or wind-up,

unless, in each such case, the Company will have given notice, in the manner specified in section 9.2, to each Warrantholder and the Underwriters, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, or will be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in subsections (a), (b), (c), (d), (e) and (f) above not less than 10 days prior to the record date or the date on which the Company's transfer books are to be closed with respect thereto.

3.12    Closure of Share Transfer Books

        The Company further covenants and agrees that it will not during the period of any notice given under section 3.11 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this section 3.12 will be deemed to affect the right of the Company to do or take part in any of the things referred to in section 3.11 or to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding.

3.13    Trust for Warrantholder's Benefit

        The covenants of the Company to the Trustee provided for in this Indenture shall be held in trust by the Trustee for the benefit of the Warrantholders.

4. ADJUSTMENT OF NUMBER OF WARRANT SHARES

4.1    Adjustment of Number of Warrant Shares

        The rights to acquire Warrant Shares in effect at any date attaching to the Warrants are subject to adjustment from time to time as follows:

  (a)
  if and whenever at any time from the date hereof and prior to the Expiry Time, the Company:

  (i)
  subdivides, redivides or changes its outstanding Common Shares into a greater number of shares;

  (ii)
  consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

  (iii)
  issues Common Shares or securities exchangeable or convertible to Common Shares ("convertible securities") to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares or convertible securities to such holders as Dividends paid in the Ordinary Course),

    (any of the above being a "Common Share Reorganization"), the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or convertible securities by way of stock dividend, by multiplying the number of Warrant Shares previously obtainable on the exercise of a Warrant by the fraction of which:

      (A)
      the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities; and

      (B)
      the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date or such Common Share Reorganization;

    and the Company and Trustee, upon receipt of notice pursuant to Section 4.3, shall make such adjustment successively whenever any event referred to in this Subsection 4.1(a) occurs and any such issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Subsection 4.1(a). To the extent that any convertible securities are not converted into or exchanged for Common Shares prior to the expiration thereof, the number of Warrant Shares obtainable under each Warrant shall be readjusted to the number of Warrant Shares that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

  (b)
  if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue ("Rights Period"), to subscribe for or acquire Common Shares at a price per share to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the number of Warrant Share obtainable upon the exercise of each Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Warrant Shares obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

  (i)
  the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

  (ii)
  the denominator of which shall be the aggregate of:

  (A)
  the number of Common Shares outstanding as of the record date for the Rights Offering, and

  (B)
  a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

  (c)
  if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall issue or distribute to all or to substantially all the holders of the Common Shares:

  (i)
  securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness, or

  (ii)
  any property (including cash) or other assets,

    and if such issuance or distribution does not constitute Dividends paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the number of Warrant Shares obtainable upon the exercise of each Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Warrant Shares obtainable upon the exercise thereof in effect on such record date by a fraction:

    (iii)
    the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

    (iv)
    the denominator of which shall be:

    (A)
    the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

    (B)
    the excess, if any, of (1) the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the Common Shares, as determined by action by the directors (whose determination shall be conclusive);

  (d)
  if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a change in the Common Shares into other Shares or securities or a capital reorganization of the Company other than as described in Subsection 4.1(a) or the triggering of a shareholders' rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a transfer, a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a "Capital Reorganization", every Warrantholder who has not exercised his or her right of acquisition, as at the effective date of such Capital Reorganization is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Warrant Shares obtainable under the Warrants to which it was previously entitled, the kind and number of Warrant Shares or other securities or property of the Company that the Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Warrant Shares obtainable upon the exercise of Warrants then held, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.1. The Company shall not carry into effect any action requiring an adjustment pursuant to this Subsection 4.1(d) unless all necessary steps have been taken so that the Warrantholders are thereafter entitled to receive such kind and number of Warrant Shares, other securities or property. The Company will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization enters an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Company pursuant to the provisions of this Subsection 4.1(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Trustee must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which apply to successive Capital Reorganizations;

  (e)
  where this Section 4.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be for an event referred to herein, the Company may defer, until the occurrence of that event, issuing to the Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Warrant Shares, other securities or property issuable upon the exercise of the Warrants by reason of the adjustment required by that event. If the Company relies on this Subsection 4.1(e) to defer issuing an adjusted number of Warrant Shares, other securities or property to a Warrantholder, the Warrantholder has the right to receive any distributions made on the adjusted number of Warrant Shares, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Warrantholder would but for the provisions of this Subsection 4.1(e), have become the holder of record of the adjusted number of Warrant Shares, other securities or property pursuant to Section 4.2 or 4.3;

  (f)
  the adjustments provided for in this Section 4.1 are cumulative. After any adjustment pursuant to this Section 4.1, the term "Warrant Share" where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Warrant Shares obtainable in any exercise made pursuant to a Warrant is interpreted to mean the number of Warrant Shares Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant;

  (g)
  all shares of any class which a Warrantholder is at the time in question entitled to receive on the full exercise of his Warrant, whether or not as a result of adjustments made pursuant to this Section 4.1 are, for the purposes of the interpretation of this Indenture, deemed to be securities which that Warrantholder is entitled to acquire pursuant the exercise of a Warrant;

  (h)
  in the event of a question arising with respect to the adjustments provided for in this Section 4.1, that question shall be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company, and a determination by the Company's auditors is binding upon the Company, the Trustee, all Warrantholders and all other persons interested therein;

  (i)
  no adjustment in the number of Warrant Shares obtainable upon exercise of Warrants shall be made in respect of any event described in Section 4.1, other than the events referred to in clauses (i) and (ii) of subsection (1) thereof, if the Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event;

  (j)
  in the event that the Company after the date of issue of the Warrants shall take any action affecting the Warrant Shares, other than action described in Section 4.1, which in the opinion of the directors of the Company would materially affect the rights of Warrantholders, the number of Warrant Shares obtainable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Warrant Shares shall be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances;

  (k)
  if the Company shall set a record date to determine the holders of the Warrants for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of Warrant Shares obtainable upon exercise of any Warrant shall be required by reason of the setting of such record date; and

  (l)
  in the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

4.2    Proceedings Prior to any Action Requiring Adjustment

        As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Warrants, including the number of Warrant Shares obtainable upon the exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Warrant Shares and may validly and legally deliver all other securities or property which the Warrantholders are entitled to receive on the full exercise of the Warrants in accordance with the provisions hereof.

4.3    Certificate of Adjustment

        The Company shall from time to time immediately after the occurrence of any event which requires an adjustment as provided in Section 4.1, deliver a notice to the Warrantholders and the Trustee specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.4    No Action After Notice

        The Company covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising rights of acquisition pursuant thereto during the period of 14 days after giving of the notice set forth in Section 4.3 hereof.

4.5    Protection of Trustee

        Subject to Section 8.2, the Trustee:

  (a)
  is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

  (b)
  is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

  (c)
  is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Warrant Shares upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

  (d)
  shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.

4.6    Notice of Special Matters

        The Company covenants with the Trustee that so long as any Warrants remain outstanding it will give 14 days prior written notice in the manner provided for in Article 9 to the Trustee, each Warrantholder and to the Underwriters of any event which requires an adjustment to the subscription rights attaching to any of the Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in Article 4. The Company further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Company with the Trustee showing how such adjustment shall be computed.

5. EXERCISE AND EXPIRATION OF WARRANTS

5.1    Exercise of Warrants

        A Warrantholder may, at any time before the Expiry Time, exercise all or any number of the Warrants which remain outstanding and are then held by the Warrantholder, by surrendering to the Trustee the Warrant Certificate or certificates representing the number of Warrants to be exercised, together with a duly completed and executed exercise form(s) in the form attached as Appendix 2 to the Warrant Certificate(s) and subject to compliance with such requirements as the trustee may reasonably impose to permit the tracking of such exercises from time to time and certified cheque or bank draft in lawful money of Canada payable to or to the order of the Company or the Trustee at par in the City of Vancouver in an amount equal to the Exercise Price in respect of each Warrant Share subscribed for. Any voluntary exercise is subject to compliance with and may be restricted by the securities laws of the Designated Provinces and is further subject to the Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation. If, at the time of the voluntary exercise of the Warrants pursuant to this Section 5.1, there remain restrictions on resale under applicable securities legislation on the Warrant Shares so acquired, the Company, may, if required on the advice of counsel, endorse the certificates representing the Warrant Shares with respect to those restrictions. Upon the voluntary exercise of Warrants pursuant to this Section 5.1, the Trustee shall promptly thereafter and in any event within three Business Days:

  (a)
  send by registered mail certificates for Warrant Shares to the address of the Warrantholder specified in the register of Warrants;

  (b)
  if so specified, deliver certificates for Warrant Shares to the Warrantholder at the principal office of the Trustee in Vancouver, British Columbia; or

  (c)
  send by registered mail certificates for the Warrant Shares to the address of the Warrantholder specified in writing by the Warrantholder to the Trustee.

        The exercise form attached to the Warrant Certificates shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the holder, his executors, administrators, other legal representatives or such holder's attorney duly appointed.

        If any of the Warrant Shares in respect of which the Warrants are exercised are to be issued to a person or persons other than the Warrantholder in accordance with the provisions of Section 2.2 hereof, the Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges eligible in connection with the issue of such Warrant Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

5.2    Effect of Exercise of Warrants

        Upon the exercise and payment by the holder of the Warrants as provided in either Section 5.1, the Warrant Shares shall be deemed to have been issued and each Warrantholder is, at that time, deemed to have become the holder or holders of record of the Warrant Shares comprised therein, in respect of which the Warrants are exercised or are deemed to have been exercised. Subject to Subsection 4.1(c), the Warrant Shares issued upon the valid exercise of Warrants are only entitled to dividends declared in favour of shareholders of record on and after the date of exercise from which date such Warrant Shares are for all purposes and are deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

5.3    Partial Exercise of Warrants

        The Warrantholder may acquire a number of Warrant Shares less than the number of Warrant Shares which the holder is entitled to acquire pursuant to the Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the Warrantholder upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

5.4    Expiration of Warrants

        After the Expiry Time, all rights under any Warrants in respect of which the right of exercise herein and therein provided for shall not theretofore have been exercised in accordance herewith and therewith shall wholly cease and terminate and such Warrant shall be void and have no effect.

5.5    Fractions of Shares

(a)
Where a Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Warrants a fraction of a Warrant Share, such right may only be exercised in respect of such fraction in combination with another Warrant Share(s) which in the aggregate entitle the Warrantholder to receive a whole number of Warrant Shares; and

(b)
If a Warrantholder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Warrant Shares, the Warrantholder may not exercise the right to acquire a fractional Warrant Share, and, as a result, has the right to acquire only that number of Warrant Shares equal to the next lowest whole number of Warrant Shares.

5.6    Accounting and Recording

        The Trustee shall promptly notify the Company with respect to Warrants exercised. The Trustee shall record the particulars of the Warrants exercised which include the name or names and addresses of the persons who become holders of Warrant Shares on exercise pursuant to this Article 5 and the number of Warrant Shares issued. Within three business days of the exercise of each Warrant pursuant to Section 5.1, the Trustee shall provide those particulars in writing to the Company.

        The Trustee shall promptly account to the Company with respect to the Warrants exercised and shall forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose) all monies received on the purchase of the Warrant Shares through the exercise of the Warrants. All such monies, and any securities or other instruments from time to time received by the Trustee, shall be received in trust for the Company.

5.7    Issuance of Warrant Shares

        All certificates for Warrant Shares issued to any person who the Trustee has reasonable grounds to believe is in the United States or is a U.S. Person or acting on behalf or for the account of a U.S. Person or a person in the United States will have the following legend endorsed thereon:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (a) TO THE COMPANY, (b) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (c) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144A OR 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (d) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA; A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY AND ITS REGISTRAR AND TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

5.8    Securities Restrictions

        Notwithstanding anything herein contained, in the event that the Special Warrants are exercised pursuant to and in accordance with the provisions of Section 5.1 prior to the issuance of a receipt for the Prospectus by the Commissions, the certificates representing the Shares and Warrants thereby issued will bear such legend as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid violation of any such laws, or the holder of any such legended certificates representing the Shares or Warrants, as the case may be, at the holder's expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares and Warrants in a transaction in which such legends are not required, such legended certificates representing Shares or Warrants may thereafter be surrendered to the Trustee in exchange for a certificate which does not bear such legend.

6. MEETINGS OF WARRANTHOLDERS

6.1    Definitions

        In this Article 6 or otherwise in this Indenture:

  (a)
  "Adjourned Meeting" means a meeting adjourned in accordance with Section 6.9;

  (b)
  "Extraordinary Resolution" means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

  (c)
  "Meeting" means a meeting of the Warrantholders.

6.2    Convening Meetings

        The Trustee or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed in one or more counterparts by Warrantholders holding not less than 25% of the Warrants outstanding, the Trustee or the Company shall convene a Meeting, provided that adequate provision has been made by the Company or the Warrantholders for the costs of convening and holding a Meeting. If the Trustee or the Company fails to convene the Meeting within 15 Business Days after being duly requisitioned to do so, the Warrantholders holding not less than 25% of the Warrants outstanding may themselves convene a Meeting the notice for which must be signed by a person that those Warrantholders specify, provided that the Trustee and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3    Place of Meeting

        Every Meeting must be held in Vancouver, British Columbia or at such other place that the Trustee and Company approve.

6.4    Notice

        The Trustee or the Company, as the case may be, shall give written notice of each Meeting to each Warrantholder, the Trustee (unless the Meeting has been called by the Trustee), the Underwriters and the Company (unless the Meeting has been called by the Company) in the manner specified in Article 9 at least 25 days before the date of the Meeting. The Trustee shall give written notice of each Adjourned Meeting to each Warrantholder in the manner specified in Article 9 at least 7 days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting together with such additional information as may be required to sufficiently inform the Warrantholders regarding the business to be transacted. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Trustee or the Company, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5    Persons Entitled to Attend

        The Company and the Underwriters may and the Trustee shall, each by its authorized representatives, attend every Meeting and Adjourned Meeting but neither the Company nor the Trustee has the right to vote. The legal advisors of the Company, Trustee, and any Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Warrantholder.

6.6    Quorum

        A quorum for a Meeting of the Warrantholders shall consist of two or more persons present in person and owning or representing by proxy not less than 25% of the Warrants then outstanding.

6.7    Chairman

        The Trustee shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Warrantholders and proxies for Warrantholders present shall choose one of their number to be chairman. The chairman may vote any Warrants for which he or she is the registered holder.

6.8    Power to Adjourn

        The chairman of any Meeting at which a quorum of Warrantholders is present may, with the consent of the Meeting adjourn any such meeting, and no notice of such adjournment need be given except such notice if any, as the Meeting may prescribe.

6.9    Adjourned Meeting

        If a quorum of the Warrantholders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Trustee shall promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Warrantholder and the Company. At an Adjourned Meeting, two or more Warrantholders or persons representing Warrantholders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.

6.10    Show of Hands

        Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting, except an Extraordinary Resolution, shall be decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion will not be carried. On a show of hands each Warrantholder or person representing a Warrantholder by proxy is entitled to one vote for every Warrant then outstanding of which such Warrantholder is the registered owner.

6.11    Poll

        When requested by a Warrantholder acting in person or by the proxy representing the Warrantholder and on every Extraordinary Resolution, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion is not carried. On a poll, each Warrantholder or person representing a Warrantholder shall be entitled to one vote for every Warrant then outstanding and of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Warrants of which they are joint registered holders.

6.12    Regulations

        Subject to the provisions of this Indenture, the Trustee, or the Company with the approval of the Trustee, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

  (a)
  setting a record date for a Meeting for determining Warrantholders entitled to receive notice of and vote at a Meeting;

  (b)
  voting by proxy, the form of instrument appointing a proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Warrantholder;

  (c)
  lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited; and

  (d)
  any other matter relating to the conduct of a meeting of Warrantholders.

        A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Trustee may permit Warrantholders to make proof of ownership in the manner the Trustee approves.

6.13    Powers of Warrantholders

        By Extraordinary Resolution passed pursuant to this Article 6, the Warrantholders may:

  (a)
  agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Company, which has been agreed to by the Company;

  (b)
  direct and authorize the Trustee to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

  (c)
  direct the Trustee to enforce any covenant or obligation on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provisions of this Indenture either unconditionally or upon any conditions specified in such resolution;

  (d)
  assent to any change in or omission from the provisions contained in this Indenture or the Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

  (e)
  without limiting the generality of Subsections 6.13(a) and (d), assent to an extension of time thereunder;

  (f)
  with the consent of the Company, remove the Trustee or its successor in office and to appoint a new registrar and trustee to take the place of the Trustee so removed;

  (g)
  upon the Trustee being furnished with an indemnity that is, in its discretion, sufficient, require the Trustee to enforce any covenant of the Company contained in this Indenture or the Warrant Certificates, or to enforce any right of the Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

  (h)
  restrain any Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Warrantholders as set out in this Indenture or the Warrant Certificates;

  (i)
  direct a Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

  (j)
  waive and direct the Trustee to waive a default by the Company in complying with any of the provisions of this Indenture or the Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

  (k)
  assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; and

  (l)
  amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 6.13.

6.14    Powers Cumulative

        Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholder to exercise such power or combination of powers then or thereafter from time to time.

6.15    Minutes of Meetings

        The Trustee shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Company and shall make available those minutes and records at the office of the Trustee for inspection by a Warrantholder or his authorized representative and the Underwriters at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting of the Warrantholders, such minutes shall be prima facie evidence of the matters therein stated, and until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.16    Written Resolutions

        Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Warrantholders holding not less than a majority of the Warrants outstanding in the case of a resolution, or not less than 2/3 of the Warrants outstanding in the case of a Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, a resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.17    Binding Effect

        A resolution of the Warrantholders passed pursuant to this Article 6 is binding upon all Warrantholders. Upon the passing of a Warrantholder's resolution at a meeting of the Warrantholders, or upon the signing of a written resolution or instrument pursuant to Section 6.16 and delivery by the Company to the Trustee of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Warrantholders, the Trustee is entitled to and shall give effect thereto.

6.18    Holdings by the Company or Subsidiaries of the Company Disregarded

        In determining whether Warrantholders holding Warrants evidencing the required number of Common Shares which may be acquired pursuant to the exercise of the Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Agreement, Warrants owned legally or beneficially by the Company or any subsidiary of the Company shall be disregarded.

7. SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS

7.1    Provision for Supplemental Indentures for Certain Purposes

        From time to time the Company shall, when authorized by the directors of the Company, and the Trustee may, subject to the provisions of this Indenture, execute and deliver by their proper officers, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

  (a)
  adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and the Trustee are necessary or advisable, provided the same are not, in the opinion of counsel to the Trustee prejudicial to the interests of the Warrantholders;

  (b)
  adding to the covenants of the Company in this Indenture for the protection of the Warrantholders;

  (c)
  evidencing any succession, (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

  (d)
  setting forth any adjustments resulting from the application of the provisions of Article 4;

  (e)
  making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Warrantholders;

  (f)
  giving effect to an Extraordinary Resolution;

  (g)
  to rectify any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of counsel to the Trustee, the rights of the Warrantholder are not prejudiced thereby;

  (h)
  adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates of different denominations, and making any modification in the form of the Warrant Certificate which does not affect the substance thereof; or

  (i)
  for any other purpose not inconsistent with the provisions of this Indenture, provided that the rights of the Warrantholders are in no way prejudiced thereby.

7.2    Company May Consolidate, etc. on Certain Terms

        Subject to Subsection 4.1(d), nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety in circumstances resulting in the Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Trustee is entitled to receive and is fully protected in relying upon an opinion of counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.

7.3    Successor Body Corporate Substituted

        Where the Company, pursuant to Section 7.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all or substantially all of the properties and assets of the Company as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

8. CONCERNING THE TRUSTEE

8.1    Duties of Trustee

        By way of supplement to the provisions of any statute for the time being relating to trustees, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

8.2    Action by Trustee

        The Trustee is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.

8.3    Certificate of the Company

        If in the administration of the trusts of this Indenture, the Trustee deems it necessary or desirable that any matter be proved or established by the Company, prior to taking or suffering any action hereunder, the Trustee may accept and rely on a certificate of the Company as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Trustee may in its discretion require further evidence or information before acting or relying on any such certificate.

8.4    Trustee May Employ Experts

        The Trustee may, at the Company's expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them. The Company shall reimburse the Trustee for all disbursements, costs and expenses made or incurred by the Trustee in the discharge of its duties and in the management of the trusts hereunder. The Trustee may rely upon the and act upon the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of the trusts hereof. The Trustee shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Trustee in good faith.

8.5    Resignation and Replacement of Trustee

  (a)
  The Trustee may resign its trust and be discharged from all further obligations hereunder by giving to the Company and the Warrantholders written notice at least 90 days, or such shorter time period if acceptable to the Trustee, the Company and the Special Warrantholders, before the effective date of the resignation. If the Trustee resigns, or becomes incapable of acting hereunder, the Company shall forthwith appoint in writing a new trustee. Failing such appointment by the Company or by the Warrantholders by Extraordinary Resolution, the retiring Trustee or any Warrantholder may apply to a Judge of the Supreme Court of British Columbia on such notice as such Judge may direct, for the appointment of a new trustee. The Warrantholder may, by Extraordinary Resolution, remove the Trustee (including a trustee appointed by the Company or by a Judge as aforesaid) and appoint a new trustee. On any new appointment, the new trustee is vested with the same powers, rights, duties and obligations as if it had been originally named as Trustee without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Trustee shall execute the same in favour of the new trustee.

  (b)
  Any company resulting from a merger, consolidation, arrangement or amalgamation to which the Trustee for the time being is a party shall be the successor Trustee under this Indenture without any further act.

8.6    Indenture Legislation

        The Company and the Trustee agree that each shall at all times in relating to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7    Notice

        The Trustee is not required to give notice to third parties, including the Warrantholders, of the execution of this Indenture.

8.8    Use of Proceeds

        The Trustee is in no way responsible for the use by the Company of the proceeds of the issue hereunder.

8.9    No Inquiries

        Prior to the countersignature and delivery of any Warrant Certificates under any provisions of this Indenture, the Trustee is not bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but is entitled to accept and act upon the resolutions, opinions, certificates or other documents, provided that such resolutions, opinions, articles or other documents comply with the Applicable Legislation and that the Trustee complies with the Applicable Legislation, and that the Trustee examines the same and determines that such resolutions, opinions, acts or other documents comply with the applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Trustee is not bound to make any inquiry or investigation as to the performance by the Company of the Company's covenants hereunder.

8.10    Actions by Trustee to Protect Interest

        The Trustee shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.11    Trustee Not Required to Give Security

        The Trustee is not required to give any bonds or security with respect to the execution or administration of the trusts and powers of this Indenture.

8.12    No Conflict of Interest

        The Trustee represents to the Company that, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.12, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.13    Trustee Not Ordinarily Bound

        The Trustee is not obligated to spend its own funds in connection with the commencement or continued exercise of its duties hereunder. The obligation of the Trustee to exercise its duties hereunder is conditional upon Warrantholders furnishing, when required in writing so to do by the Trustee, an indemnity reasonably satisfactory to the Trustee, and funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof.

8.14    Trustee May Deal in Instruments

        The Trustee may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

8.15    Recitals or Statements of Fact Made by Company

        Subject to the provisions hereof, the Trustee is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.

8.16    Trustee's Discretion Absolute

        The Trustee, except as herein otherwise provided, has, as regards all the trusts, powers, authorities and discretions vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.17    No Representations as to Validity

        The Trustee is not:

  (a)
  under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.5 hereof) in respect of the validity or the execution of any Warrant;

  (b)
  responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any such Warrant Certificate; or

  (c)
  by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued as provided in this Indenture or in any Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 8.17 rests upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility does not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.

8.18    Acceptance of Trusts

        The Trustee hereby accepts the trusts of this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.

8.19    Trustee's Authority to Carry on Business

        The Trustee represents to the Company that at the date hereof it is authorized to carry on business of a trust company in British Columbia. If, notwithstanding the provisions of this Section 8.19, it ceases to be authorized to carry on such business in British Columbia, the validity and enforceability of this Indenture and of the Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Trustee shall, within 30 days after ceasing to be authorized to carry on such business in British Columbia, either become so authorized or resigns in the manner and with the effects specified in Section 8.5.

8.20    Indemnification of Trustee

        Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and other disbursements arising by reason of the gross negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of this Indenture. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

8.21    Performance of Covenants by Trustee

        If the Company fails to perform any of its covenants contained in this Indenture, then the Company will notify the Trustee in writing of such failure and upon receipt by the Trustee of such notice, the Trustee will notify the Warrantholders of such failure on the part of the Company and may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or disbursed by the Trustee in so doing shall be reimbursed as provided in Section 3.10. No such performance, expenditure or disbursement by the Trustee shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

9. NOTICES

9.1    Notice to Company, Trustee and Underwriters

        Any notice to the Company, Trustee or Underwriters under the provisions of this Indenture is valid and effective if in writing delivered or sent by telecopier:

(a)	to the Company at:
	Cardiome Pharma Corp. 3650 Wesbrook Mall Vancouver, BC V6S 2L2	Attention: Telecopier:	Mr. Robert Rieder 604-677-6915
with a copy to:
	Catalyst Corporate Finance Lawyers Suite 1400, 1055 West Hastings Street Vancouver, BC V6E 2E9	Attention: Telecopier:	James Heppell 604-443-7000

(b)	to the Trustee at:
	Pacific Corporate Trust Company 10th Floor, 625 Howe Street Vancouver, BC V6C 3B8	Attention: Telecopier:	Corporate Trust Department 604-689-8144
(c)	to the Underwriters at:
	Yorkton Securities Inc. BCE Place, 181 Bay Street Suite 3100 Toronto, Ontario M5J 2T3	Attention: Telecopier:	Steven Winokur 416-864-3650
	TD Securities Inc. 66 Wellington St. W. Toronto Dominion Bank Tower Toronto Dominion Centre 8th Floor, Toronto, Ontario M5K 1A2	Attention: Telecopier:	Peter Grosskopf 416-983-3176
	Sprott Securities Inc. Royal Bank Plaza Suite 3450, South Tower Toronto, Ontario M5J 2J2	Attention: Telecopier:	Robert Chalmers 416-943-6496
	First Associates Investments Inc. Suite 2400, BCE Place 161 Bay Street Toronto, ON M5J 2S1	Attention: Telecopier:	Paul Moase (416) 865-1960
with a copy to:
	Fasken Martineau DuMoulin LLP 66 Wellington St. W. Toronto Dominion Bank Tower Toronto Dominion Centre Suite 4200, PO Box 20 Toronto, Ontario M5K 1N6	Attention: Telecopier:	Richard Steinberg 416-364-7813

and is deemed to have been effectively given on the date of delivery if delivered and on the first business day following the date of transmission if sent by telecopier.

9.2    Notice to Warrantholders

        Any notice to the Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or telecopier, to each Warrantholder at its address appearing on the register of Warrants kept by the Trustee or, in the case of joint holders, to the first such address, and, if delivered, shall be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and, if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent.

  (a)
  on a day which is not a Business Day in the place to which it was sent; or

  (b)
  after 4:30 p.m. in the place to which it was sent,

  in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

        A copy of any notice provided to the Warrantholders shall be concurrently provided to the Underwriters in the manner specified in Section 9.1.

10. POWER OF BOARD OF DIRECTORS

10.1    Board of Directors

        In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.

11. MISCELLANEOUS PROVISIONS

11.1    Further Assurances

        The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2    Unenforceable Terms

        If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3    No Waiver

        No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4    Suits By Warrantholders

  (a)
  No Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Warrantholders by Extraordinary Resolution have made a request to the Trustee and the Trustee has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Warrantholders or any or them have furnished to the Trustee, when so requested by the Trustee sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee has failed to act within a reasonable time or the Trustee has failed to actively pursue any such act or proceeding.

  (b)
  Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such

    Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

11.5    Enurement

        This Indenture enures to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.6    Formal Date and Effective Date

        For the purpose of convenience this Indenture is referred to as bearing the formal date of April 10, 2003 however notwithstanding such formal date, this Indenture becomes effective as between the Company and any particular Warrantholder upon the date of issuance of a Warrant Certificate to such Warrantholder.

CARDIOME PHARMA CORP.
Per:
"Bob Rieder" Authorized Signatory
PACIFIC CORPORATE TRUST COMPANY
Per:
"Marc Castonguay" Authorized Signatory
Per:
"Heather Plume" Authorized Signatory

SCHEDULE "A"

FORM OF WARRANT CERTIFICATE

[IF WARRANT ISSUED PRIOR TO THE CLEARANCE DATE: "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"]

"THIS WARRANT AND THE SHARES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT." "THIS WARRANT AND THE SHARES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITED HEREIN PROVIDED.

SHARE PURCHASE WARRANTS

CARDIOME PHARMA CORP.
(Continued under the Canada Business Corporations Act)

No. W-•	Warrants representing the Right to Purchase • Shares

WARRANTS FOR PURCHASE OF SHARES

        THIS IS TO CERTIFY THAT, for value received • (the "holder") of • is entitled to subscribe for and purchase • fully paid and non-assessable Shares in the capital of CARDIOME PHARMA CORP. (the "Company") at any time prior to 5:00 p.m. (Toronto time) on April 10, 2004 (subject to adjustment pursuant to the terms set out in the Warrant Indenture) at a price of $2.75 per share (the "Exercise Price"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

        The Warrants represented by this certificate are issued under and pursuant to a Warrant Indenture (the "Warrant Indenture") made as of April 10, 2003 between the Company and the Trustee (which expression shall include any successor trustee appointed under the Warrant Indenture), to which Warrant Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Warrant Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to thereto in the Warrant Indenture.

        In the event of any conflict or inconsistency between the provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Warrant Certificate ("Warrant Certificate"), except those that are necessary by context, the provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

        The rights to acquire Shares of the Company granted by this Warrant Certificate may be exercised subject to the terms and conditions set out in the Warrant Indenture, in whole or in part (but not as to a fractional Share), by surrender of this Warrant Certificate and the duly completed and executed Exercise Form attached as Appendix 2 hereto, at the offices of the Company's registrar and transfer agent, Pacific Corporate Trust Company of Canada, 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 (the "Trustee") accompanied by a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Shares for which Warrants are then exercised.

        In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Shares so purchased (the "Share Certificates") shall be delivered to the holder within a reasonable time, not exceeding five days after the rights represented by this Warrant Certificate have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate (the "New Warrant Certificate") granting the right to acquire that number of Shares, if any, with respect to which the Warrants have not then been exercised shall also be issued to the holder within such time.

        The Company has covenanted and agreed to use its best efforts to promptly finalize and obtain receipts for a preliminary prospectus and a (final) prospectus (collectively, the "Prospectus") from the Commissions qualifying the issuance of the Common Shares and Warrants upon the due exercise of the Special Warrants under which the Warrants are issued.

        In the event that the Company is unable to obtain receipts for the Prospectus from the Commissions, the Warrants and the Shares underlying them may be subject to statutory hold periods during which these securities may not be resold in such jurisdiction. In addition, any Warrants that are exercised or Shares received on such exercise prior to the date (the "Clearance Date") on which a receipt is issued for the Prospectus by the Commissions may be subject to statutory restrictions and may also be subject to restrictions on resale imposed by the Toronto Stock Exchange. Holders are advised to consult their own legal advisers in this regard. All share certificates for Shares issued on the exercise of the rights represented by this Warrant Certificate prior to the Clearance Date shall bear the following legend:

  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

        All Share Certificates issued to persons who fail to certify to the Company that they are not a U.S. Person and are not exercising this Warrant in the United States or on behalf or for the account of a U.S. Person or a person in the United States on the exercise of the rights represented by this Warrant Certificate will bear the following legend (the "US Legend"):

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (a) TO THE COMPANY, (b) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF

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  REGULATION S UNDER THE 1933 ACT, (c) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144A OR 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (d) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA; A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY AND ITS REGISTRAR AND TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

provided that if the Special Warrants are being sold in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act ("Regulation S"), the U.S. Legend may be removed by providing a declaration to the Company's transfer agent to the following effect (or as the Company may prescribe from time to time):

        The undersigned (A) acknowledges that the sale of the Special Warrants to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act") and (B) certifies that (1) the offer of such securities was not made to a person in the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States or, (2) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities, (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (4) the seller does not intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Company. Terms used herein have the meanings given to them by Regulation S.

        In order to ensure compliance with applicable United States securities laws, no direct or indirect transfer or sale of Special Warrants bearing the U.S. Legend may be made except in compliance with the U.S. Legend or unless otherwise determined by the Company to be in accordance with applicable Canadian securities legislation.

        The Company covenants and agrees that all Shares issued upon the exercise of the rights represented by this Warrant Certificate shall, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant Certificate.

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        The Warrants evidenced by this Warrant Certificate are not transferable except as set forth in Section 2.2 of the Warrant Indenture which makes reference to the fact that a person who furnishes evidence that he is, to the reasonable satisfaction of the Trustee:

  (a)
  the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Warrantholder;

  (b)
  a guardian, committee, trustee, curator or tutor representing a Warrantholder who is an infant, an incompetent person or a missing person;

  (c)
  a liquidator or, or a trustee in bankruptcy for, a Warrantholder;

may, as hereinafter stated, by surrendering such evidence together with the Warrant Certificate in question to the Trustee (by delivery or mail as set forth in Section 9.1 of the Warrant Indenture), and subject to such reasonable requirements as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Warrantholders. Any Warrantholder wishing to transfer these Warrants must complete the Form of Transfer attached as Appendix 1 hereto.

        The Warrants may only be transferred (i) to the Company or (ii) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect pursuant to the Securities Act, or (iii) made pursuant to the exemption from registration under the Securities Act provided by Rule 144A or 144 thereunder, or (iv) in a transaction that does not require registration under the Securities Act or any applicable United States state laws, rules and regulations governing the offer and sale of securities, and it has theretofore furnished to the Company an opinion to that effect of counsel of recognized standing reasonably satisfactory to the Company.

        The exercise of the rights represented by this Warrant Certificate by the holder is deemed to constitute the entering into of a subscription agreement between the holder and the Company on the same terms, mutatis mutandis, as the special warrant subscription agreement between the holder and the Company pursuant to which the Special Warrants were originally acquired by the holder, which Special Warrants were exercised by the holder to acquire the rights represented by this Warrant Certificate.

        Time shall be of the essence hereof. The Warrants and the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

        This Warrant Certificate is not valid for any purpose whatever until it has been countersigned by or on behalf of the Trustee.

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        IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed and the Trustee has caused this Warrant Certificate to be countersigned by its duly authorized officers as of this            day of                        , 200            .

CARDIOME PHARMA CORP.
Per:
Authorized Signatory
COUNTERSIGNED BY:
PACIFIC CORPORATE TRUST COMPANY
Per:
Authorized Signatory

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APPENDIX 1

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name)                          (the "Transferee"), of (residential address)                          Warrants of Cardiome Pharma Corp. registered in the name of the undersigned on the records of Pacific Corporate Trust Company represented by the attached certificate, and irrevocably appoints as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

DATED the              day of                         , 200    .

Signature Guaranteed (See instructions to Special Warrantholders in Appendix 3)	(Signature of Special Warrantholder, to be the same as appears on the face of this Special Warrant Certificate)
Name of Special Warrantholder: Address (Please Print):

Note to Warrantholders:

(1)
In order to transfer the Warrants represented by this Warrant Certificate, this transfer form must be delivered to the Trustee, together with this Warrant Certificate.

(2)
The signature of the holder on the transfer form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

APPENDIX 2

EXERCISE FORM

TO:    CARDIOME PHARMA CORP.

        The undersigned hereby exercises the right to acquire                          common shares of Cardiome Pharma Corp. as constituted on April 10, 2003 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto.)

        The undersigned hereby represents and warrants to the Company as follows (check one):

(i)	the undersigned is not a U.S. person and the Warrant is not being exercised within the United States or for the account of a U.S. person; or
(ii)
the undersigned was a U.S. person at the time of acquisition of the Special Warrants and each of the representations and warranties made by the Undersigned in the Subscription Agreement between the undersigned and the Company, pursuant to which the undersigned acquired the Warrants, are true and correct as of the date hereof; or
(iii)
the undersigned has delivered herewith to the Company a written opinion of counsel to the effect that the exercise of the Warrant by the undersigned is not subject to registration under the Securities Act of 1933, as amended, or the securities laws of any state of the United States.

        "United States" and U.S. person" are as defined by Regulation S under the United States Securities Act of 1933. Other defined terms used herein without definition have the meaning given to such terms in the Indenture.

        Number of common shares:

        DATED at                         ,                         , this              day of                         , 200    .

Signature Witnessed (See instructions to Warrantholders)	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)
Name of Special Warrantholder:
Address (Please Print):

SCHEDULE "B"

DEFINITION OF "U.S. PERSON" AND "UNITED STATES"

"(o)
"U.S. Person"

(1)
U.S. person means:

(i)
any natural person resident in the United States;

(ii)
any partnership or corporation organized or incorporated under the laws of the United States;

(iii)
any estate of which any executor or administrator is a U.S. person;

(iv)
any trust of which any trustee is a U.S. person;

(v)
any agency or branch of a foreign entity located in the United States;

(vi)
any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
any partnership or corporation if:

A.
organized or incorporated under the laws of any foreign jurisdiction; and

B.
formed by a U.S person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the 1933 Act who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit of or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States shall not be deemed to be a U.S. person;

(3)
Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)
an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)
the estate is governed by foreign law.

(4)
Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (an no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)
Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

(i)
the agency or branch operates for valid business reasons; and

(ii)
the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development

  Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

(p)
United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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QuickLinks

  EXHIBIT 4.27
CARDIOME PHARMA CORP. Warrant Indenture Made as of April 10, 2003
TABLE OF CONTENTS
WARRANT INDENTURE
SCHEDULE "A" FORM OF WARRANT CERTIFICATE
APPENDIX 1 FORM OF TRANSFER
APPENDIX 2 EXERCISE FORM
SCHEDULE "B" DEFINITION OF "U.S. PERSON" AND "UNITED STATES"